EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors and Shareholders
Pericom Semiconductor Corporation:

We consent to the incorporation by reference in Registration Statement No. 333-30412 on Form S-3, and Nos. 333-39055, 333-43934, 333-51229 and 333-58522 on Form S-8 of Pericom Semiconductor Corporation of our reports dated July 22, 2002 (September 11, 2002 as to Note 15) included and incorporated by reference in this Annual Report on Form 10-K of Pericom Semiconductor Corporation for the year ended June 30, 2002.

DELOITTE & TOUCHE LLP

San Jose, California
September 27, 2002